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EX-99.B7. (i)





                              REINSURANCE AGREEMENT

                                     BETWEEN

                     METLIFE INVESTORS USA INSURANCE COMPANY

                                       AND

                       METROPOLITAN LIFE INSURANCE COMPANY




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TABLE OF CONTENTS
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PREAMBLE                                                                       3

ARTICLE I.     REINSURANCE DEFINITION                                          4

ARTICLE II.    REINSURANCE PREMIUMS                                            5

ARTICLE III.   ALLOWANCE                                                       6

ARTICLE IV.    MODIFIED COINSURANCE RESERVE ADJUSTMENT                         7

ARTICLE V.     INDEMNIFICATION FOR BENEFIT PAYMENTS                            8

ARTICLE VI.    ACCOUNTING AND SETTLEMENTS                                     10

ARTICLE VII.   DURATION, RECAPTURE AND TERMINATION                            13

ARTICLE VIII.  TERMINAL ACCOUNTING AND SETTLEMENT                             15

ARTICLE IX.    THE CEDENT REPRESENTATIONS AND WARRANTIES                      17

ARTICLE X.     REINSURER REPRESENTATIONS AND WARRANTIES                       18

ARTICLE XI.    ARBITRATION                                                    19

ARTICLE XII.   INSOLVENCY                                                     21

ARTICLE XIII.  GENERAL PROVISIONS                                             22

SCHEDULE A     POLICIES AND RISKS REINSURED                                   27

SCHEDULE B     EXISTING REINSURANCE                                           29

SCHEDULE C     RESERVES                                                       30

SCHEDULE D     MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT                 31

SCHEDULE E     ASSET PORTFOLIO                                                32

SCHEDULE F     ALLOWANCES                                                     33

SCHEDULE G     MONTHLY REPORT FORMAT                                          34




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PREAMBLE
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THIS REINSURANCE AGREEMENT (the "Agreement") is made and entered into as of
April 1, 2001, by and between MetLIfe Investors USA Insurance Company], a life insurance corporation domiciled in Delaware, (the "Cedent") and Metropolitan Life Insurance Company (the "Reinsurer").

THE BACKGROUND OF THIS AGREEMENT is that the Cedent wishes to cede ninety percent (90%) of the liabilities associated with Policies written under Variable Annuity products on a modified coinsurance basis and the Reinsurer, having reviewed materials provided by the Cedent relating to such block, wishes to accept the proposed cession on that basis.

NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the parties agree as follows:

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ARTICLE I.        REINSURANCE DEFINITION
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1.       POLICIES AND RISKS REINSURED. In accordance with the terms and conditions hereof, the Cedent hereby cedes and the Reinsurer hereby accepts as indemnity reinsurance on a modified coinsurance basis, the quota share of the Cedent's liabilities under the policies (the "Policies") listed in Schedule A, net of Existing Reinsurance as described in Schedule B.

2. CONDITIONS. This reinsurance is subject to the same limitations and conditions specified in the Policies, except as otherwise provided in this Agreement.

3. POLICY CHANGES. The Cedent must provide written notification to the Reinsurer of any program to change the original terms or conditions of the Policies which would result in an increase in liabilities of more than two percent (2%) of all Policies not later than fifteen (15) days after the change takes effect. The Reinsurer shall provide written notification to the Cedent of the Reinsurer's acceptance or rejection of the change within fifteen (15) days after receipt of notice of the change. If the Reinsurer accepts any such change then it shall (a) assume that portion of any increase in the Cedent's liability, resulting from the change, that corresponds to the reinsured portion of the Policies, and (b) receive credit for that portion of any decrease in the Cedent's liability, resulting from the change, that corresponds to the reinsured portion of the Policies. If the Reinsurer rejects any such change then its liabilities shall be determined as though no such change had occurred.

4. REINSTATEMENTS. If a Policy is reinstated while this Agreement is in force, the reinsurance for such Policy shall be reinstated automatically and the Cedent shall pay the Reinsurer its quota share of all amounts received in connection with the reinstatement of the Policy.

5. NO EXTRACONTRACTUAL DAMAGES. The Reinsurer assumes no liability under this Agreement for any damages, fines, penalties, costs or expenses, or portion thereof, levied on or assessed against the Cedent by any court or regulatory body on the basis of negligence, oppression, malice, fraud, fault, wrongdoing or bad faith by the Cedent in connection with any claim or for any other act or omission, unless the Reinsurer shall have received prior notice of and shall have concurred prior to the actions taken or not taken by the Cedent that led to the levies or assessments, in which case, the Reinsurer shall pay its share of such levy or assessment.

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ARTICLE II.       REINSURANCE PREMIUMS
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1.       REINSURANCE PREMIUM. Each Accounting Period, the Cedent shall pay to the Reinsurer a "Reinsurance Premium" in an amount equal to the Reinsurer's quota share of the gross Policy premiums and deposits collected during the Accounting Period by the Cedent, net of any premiums paid under any Existing Reinsurance as defined in Schedule B. The Reinsurance Premiums paid to the Reinsurer by the Cedent shall be remitted to the Reinsurer at the end of the Accounting Period during which the gross premiums were collected by the Cedent.

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ARTICLE III.      ALLOWANCE
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1.       ALLOWANCE. The Reinsurer shall pay the Cedent "Allowances" for each
         Accounting Period calculated as (a) plus (b) plus (c) plus (d) as defined below:

         (a)      CEDING ALLOWANCE as described in Schedule F;

         (b)      COMMISSION ALLOWANCE as described in Schedule F;

         (c)      PREMIUM TAX ALLOWANCE as described in Schedule F; and

         (d)      MAINTENANCE EXPENSE ALLOWANCE as described in Schedule F.

2. EXPENSES. The allowance for any expenses incurred in connection with the Policies is included in the Allowance described in Paragraph 1. This Allowance is sufficient to cover anticipated allocable renewal expenses incurred by the Cedent on the Policies reinsured. The Reinsurer shall not indemnify the Cedent for any other expenses incurred in connection with the Policies.

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ARTICLE IV.       MODIFIED COINSURANCE RESERVE ADJUSTMENT
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1.       MODIFIED COINSURANCE RESERVE ADJUSTMENT. The "Modified Coinsurance
         Reserve Adjustment" shall be computed each Accounting Period equal to
         (a) minus (b) minus (c), where:

         (a) equals the Modified Coinsurance Reserve, as defined in Schedule C Paragraph 3, at the end of the current Accounting Period on the Policies;

         (b) equals the Modified Coinsurance Reserve, as defined in Schedule C Paragraph 3, at the beginning of the current Accounting Period, on the Policies; and

         (c) equals the Modified Coinsurance Reserve Investment Credit, as described in Schedule D.

2. For any Accounting Period in which the amount computed in Paragraph 2 above is positive, the Reinsurer shall pay the Cedent such amount. For any Accounting Period in which the amount computed in Paragraph 2 above is negative, the Cedent shall pay the Reinsurer the absolute value of such amount.

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ARTICLE V.        INDEMNIFICATION FOR BENEFIT PAYMENTS
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1.       INDEMNIFICATION FOR BENEFIT PAYMENTS. The Reinsurer shall pay the
         Cedent an "Indemnification for Benefit Payments" equal to the Reinsurer's quota share of the Benefit Payments defined in Paragraph 2.

2. BENEFIT PAYMENTS. "Benefit Payments", as referred to in this Agreement, means the sum of the following items:

         (a) death benefits and other claims arising from covered riders incurred by the Cedent in accordance with Policy terms, net of any claim reimbursements accrued by the Cedent under Existing Reinsurance;

         (b) disability benefits incurred by the Cedent in accordance with Policy terms, net of reimbursements for the disability benefits accrued by the Cedent under Existing Reinsurance;

         (c) annuity Reserves, as defined in Schedule C, incurred by the Cedent in accordance with Policy terms upon annuitization; and

         (d) surrender benefits and other fund withdrawals incurred by the Cedent in accordance with Policy terms, net of any surrender value reimbursements accrued by the Cedent under Existing Reinsurance.

3. The Reinsurer shall accept and recognize interest credited to Policies by the Cedent in accordance with Policy terms, net of any reimbursements for such credits accrued by the Cedent under Existing Reinsurance.

4. LIABILITY AND PAYMENT. The Reinsurer shall accept the decision of the Cedent with respect to the determination and payment of Policy Benefit Payments. The Reinsurer shall pay the Indemnification for Benefit Payments in a lump sum to the Cedent without regard to the form of settlement by the Cedent.

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ARTICLE VI.       EXPERIENCE REFUND
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1.       GENERAL. For the period set forth in Paragraph 2, the Reinsurer shall pay an Experience Refund to the Ceding Company equal to ninety-five percent (95%) of the Trial Experience Refund detailed in Paragraph 3 below at the end of each Accounting Period with respect to the reinsurance hereunder, if such Trial Experience Refund is positive for that Accounting Period. If the Trial Experience Refund is negative for the current Accounting Period, then the Experience Refund is set equal to zero.

2. PERIOD. The Reinsurer shall pay an Experience Refund at the end of each Accounting Period.

3. TRIAL EXPERIENCE REFUND. With respect to each Accounting Period, the "Trial Experience Refund" for any Reinsurer shall be equal to (a) minus
         (b) minus (c), where:

         (a)      equals the sum of:

                  (i)      the Reinsurance Premium determined in accordance with
                           Article II; and

                  (ii) any Modified Coinsurance Reserve Adjustment payable to the Reinsurer determined in accordance with
                           Article IV;

         (b)      equals the sum of:

                  (i) the Indemnification for Benefit Payments, determined in accordance with Article V;

                  (ii) the Allowance determined in accordance with Article III; and

                  (iii) any Modified Coinsurance Reserve Adjustment payable to the Ceding Company determined in accordance with
                           Article IV; and

         (c) equals the Recapture Charge defined in Article IX, Paragraph 5 as of the end of the prior Accounting Period plus interest as described in Article IX, Paragraph 5(b)(i).

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ARTICLE VII.      ACCOUNTING AND SETTLEMENTS
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1.       ACCOUNTING PERIOD. Each "Accounting Period" under this Agreement shall be monthly, except that: (a) the initial Accounting Period runs from the date of this Agreement through the last day of the calendar month during which the date of this Agreement falls, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the Terminal Accounting Date of this Agreement, as described in
         Article IX, Paragraph 2.

2. MONTHLY ACCOUNTING REPORTS. The Cedent shall submit monthly accounting reports in the form of Schedule G to the Reinsurer for each Accounting Period not later than thirty (30) days after the end of each Accounting Period. Such reports shall include information on the amount of the Reinsurance Premium, the Allowance, Benefit Payments, Modified Coinsurance Reserve, Modified Coinsurance Reserve Investment Credit, and the book value of the Asset Portfolio.

3.       MONTHLY SETTLEMENTS.

         (a) At the end of each Accounting Period, the Cedent shall pay the Reinsurer the sum of:

                  (i)      Reinsurance Premium determined in accordance with
                           Article II; and

                  (ii) any Modified Coinsurance Reserve Adjustment payable to the Reinsurer determined in accordance with
                           Article IV.

         (b)      Simultaneously, the Reinsurer shall pay the Cedent the sum of:

                  (i) Indemnification for Benefit Payments, determined in accordance with Article V;

                  (ii)     the Allowance determined in accordance with Article
                           III;

                  (iii) any Modified Coinsurance Reserve Adjustment payable to the Cedent determined in accordance with Article IV; and

                  (iv)     any Experience Refund determined in accordance with
                           Article VI.

4. AMOUNTS DUE MONTHLY. Except as otherwise specifically provided in this Agreement, all amounts due to either the Cedent or the Reinsurer under this Agreement shall be determined on a net basis at the end of each Accounting Period. Net amounts due the Reinsurer shall be payable within sixty (60) days after the end of each Accounting Period. Net amounts due the Cedent shall be payable thirty (30) days after the receipt of the monthly accounting report with respect to such Accounting Period.

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5.       ESTIMATIONS. If the amounts required in Paragraph 3 above cannot be determined by the dates described in Paragraph 4 above, on an exact basis, such amounts shall be estimated in accordance with reasonable actuarial methods that shall approximate the actual amounts. Adjustments to payments based upon such estimates shall then be made to reflect actual amounts when such amounts become available.

6. DELAYED PAYMENTS. For purposes of Paragraph 4 above, if there is a delayed settlement of a payment due, interest shall be payable for the number of days from the due date through the date paid, at an annualized rate of 7.0%.

7. OFFSET OF PAYMENTS. All monies due either the Cedent or the Reinsurer under this Agreement shall be offset against each other, dollar for dollar, regardless of any insolvency of either party.

8. TAX ELECTION. With respect to reinsurance ceded under the Agreement, the parties shall make a joint election, in accordance with Treas. Reg. 1.848-2(g)(8) (the "Regulation"), issued December 28, 1992, under
         Section 848 of the Code, and:

         The party with the net positive consideration under this Agreement shall capitalize specified policy acquisition expenses, with respect to this Agreement, without regard to the general deductions limitations of
         Section 848(c)(1) of the Code;

         The election shall take effect as of the date of this Agreement and shall remain in effect for all subsequent years that this Agreement remains in effect; and

         Each party shall attach a schedule to its federal income tax return for its first taxable year ending after the election becomes effective that identifies the agreements (including this Agreement) for which joint elections have been made under the Regulation.

         Pursuant to this joint election:

         each party shall exchange information pertaining to the amount of net consideration under this Agreement to assure consistency or as may otherwise be required by the Internal Revenue Service;

         The Cedent shall submit its calculation of the "net consideration" as defined under Treas. Reg. 1.848-2(f) to the Reinsurer not later than May 1st for each and every tax year for which this Agreement is in effect; and
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         The Reinsurer may challenge such calculation within ten (10) working days of receipt of the Ceding Company's calculation.

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ARTICLE VIII.     DURATION, RECAPTURE AND TERMINATION
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1.       DURATION. Except as otherwise provided herein, this Agreement is unlimited in duration.

2. AUTOMATIC ACCEPTANCE OF REINSURANCE. The Reinsurer shall cover every Policy issued by the Ceding Company on or after the Effective Date under plans of insurance described in Schedule A. The Reinsurer can, at its sole option, discontinue reinsurance of newly issued Policies subject to ninety (90) days prior written notice to the Cedent. The Cedent can, at its sole option, discontinue reinsurance of newly issued Policies subject to thirty (30) days prior written notice to the Reinsurer.

3. REINSURER'S LIABILITY. The liability of the Reinsurer with respect to any Policy reinsured hereunder shall begin simultaneously with that of the Cedent, but not earlier than the Effective Date of this Agreement. The Reinsurer's liability with respect to any Policy reinsured hereunder shall terminate on the earliest of (i) the date such Policy is recaptured; (ii) the date the Cedent's liability on such Policy is terminated; or (iii) the date this Agreement is terminated. In no event shall this Paragraph be construed as providing a unilateral right of the Reinsurer to terminate this Agreement.

4. RECAPTURE. Reinsurance ceded to the Reinsurer hereunder may be recaptured at the Cedent's option at any time following the first anniversary of the Reinsurance Agreement. The Cedent shall provide thirty (30) days advance notice prior to the effective date of recapture. Such recapture shall be subject to the payment of a Terminal Accounting and Settlement as described in Article IX.

5. INTERNAL REPLACEMENTS. Should the Cedent, its affiliates, successors or assigns, initiate a "Program of Internal Replacement" that includes any of the Policies reinsured hereunder, the Cedent shall immediately notify the Reinsurer. All solicited replacement policies shall be treated as recaptured rather than surrendered. The Reinsurer may elect at its sole option to treat either all policies reinsured hereunder as recaptured or all policies of the issue year(s) in which policies were internally replaced as recaptured. Such recapture shall be subject to the payment of a Terminal Accounting and Settlement by the Cedent to the Reinsurer as described in Article IX. For purposes of this Agreement, the term "Program of Internal Replacement" means any effort by the Cedent, its affiliates, successors or assigns generally to solicit replacements of Policies by which a Policy or any portion of the cash value of a Policy is exchanged for another policy or contract that is not reinsured under this Agreement; provided, however, that providing unsolicited replacements at the request of a Policy owner shall not be considered a Program of Internal Replacement.

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6.       TERMINATION FOR NONPAYMENT OF AMOUNTS DUE. If the Cedent fails to pay the Reinsurance Premiums or any other amounts due to the Reinsurer pursuant to this Agreement within ninety (90) days after the end of any Accounting Period, the Reinsurer may terminate this Agreement, subject to thirty (30) days prior written notice to the Cedent. If the Reinsurer fails to pay the Benefit Payments or any other amounts due to the Cedent pursuant to this Agreement, within sixty (60) days after the receipt of the Monthly Accounting Report, the Cedent may terminate this Agreement, subject to thirty (30) days prior written notice to the Reinsurer. Such termination shall be subject to the payment of a Terminal Accounting and Settlement as described in Article IX Paragraph 3.

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ARTICLE IX.       TERMINAL ACCOUNTING AND SETTLEMENT
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1.       TERMINAL ACCOUNTING. A Terminal Accounting and Settlement shall take place if: (1) any reinsurance under this Agreement is recaptured in accordance with Article XIII Paragraph 5; (2) any portion or percentage of all reinsurance under this Agreement is recaptured in accordance with Article VIII, Paragraph 4; (3) the Policies are subject to a Program of Internal Replacement as described in Article VIII, Paragraph 5; or (4) this Agreement is terminated.

2. TERMINAL ACCOUNTING DATE. A "Terminal Accounting Date" shall be the earliest of: (1) the effective date of recapture pursuant to any notice of recapture given under this Agreement; (2) the effective date of termination pursuant to any notice of termination given under this Agreement; or (3) such other date mutually agreed in writing.

3. SETTLEMENT. The Terminal Accounting and Settlement payment to the Reinsurer shall consist of:

         (a) the monthly settlement as provided in Article VII, Paragraph 3, computed as of the Terminal Accounting Date; and

         (b) payment by the Cedent to the Reinsurer of a Recapture Charge as described in Paragraph 5 below.

         If only a portion or a percentage of all of Policies is recaptured, then the Terminal Accounting and Settlement payment described above shall be made only with respect to the portion or percentage of such Policies recaptured.

4. SUPPLEMENTARY ACCOUNTING AND SETTLEMENT. In the event that, subsequent to the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting shall take place pursuant to Paragraph 3 above. Any amount owed to the Cedent or to any Reinsurer by reason of such supplementary accounting shall be paid within fifteen (15) days following the completion thereof.

5. RECAPTURE CHARGE. The Recapture Charge shall be calculated recursively according to the following formula:

         (a) The Recapture Charge on the Effective Date of this Agreement shall be zero;

         (b) The Recapture Charge at the end of any Accounting Period shall equal the greater between zero and the Recapture Charge at the end of the prior Accounting Period plus (i) minus (ii) plus
                  (iii), where:

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                  (i)      equals interest on the Recapture Charge at the end of
                           the Prior Accounting period for the number of days between the end of the prior Accounting Period and the end of the current Accounting Period calculated at an annualized rate equal to 7.00%;

                  (ii) equals amounts payable by the Cedent to the Reinsurer according to Article VII, Paragraph 3(a); and

                  (iii) equals amounts payable by the Reinsurer to the Cedent according to Article VII, Paragraphs 3(b)(i), (ii) and (iii).

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ARTICLE X.        THE CEDENT REPRESENTATIONS AND WARRANTIES
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The Cedent represents and warrants, to the best of its knowledge, the following:

1. CORPORATE STATUS. The Cedent is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which it is required to be so qualified, licensed or admitted to do business by the laws thereof.

2. AUTHORITY. The Cedent has the full corporate power and authority to carry out and perform its undertakings and obligations under this Agreement. This Agreement has been duly and validly signed and delivered by the Cedent. The Cedent shall at all times maintain in force all such legal and regulatory authorizations as may be reasonably necessary or appropriate for the performance of its obligations under this Agreement.

3.       OTHER REINSURANCE.

         The Cedent may, from time to time, enter into other reinsurance agreements affecting the Policies reinsured. The Cedent must provide written notification to the Reinsurer of any such change. The Reinsurer shall provide written notification to the Cedent of the Reinsurer's acceptance or rejection of the change within fifteen (15) days after receipt of notice of the change. If the Reinsurer rejects any such change, the Policies shall be considered recaptured and subject to the payment of a Terminal Accounting and Settlement as described in Article VIII.

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ARTICLE XI.       REINSURER REPRESENTATIONS AND WARRANTIES
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The Reinsurer represents and warrants, to the best of its knowledge, the following:

1. CORPORATE STATUS. The Reinsurer is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which it is required to be so qualified, licensed or admitted to do business by the laws thereof.

2. AUTHORITY. The Reinsurer has the full corporate power and authority to carry out and perform its undertakings and obligations under this Agreement. This Agreement has been duly and validly signed and delivered by the Reinsurer. The Reinsurer shall at all times maintain in force all such legal and regulatory authorizations as may be reasonably necessary or appropriate for the performance of its obligations under this Agreement.

3. LICENSE STATUS. The Reinsurer is an authorized insurer or accredited reinsurer in [state of domicile of the Cedent]. The Reinsurer shall notify the Cedent within five (5) days after the date of any change in its status.

4. ADDRESS. The Address of the Reinsurer is Metropolitan Life Insurance Company, One Madison Avenue, New York NY 10010, USA.

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ARTICLE XII.      ARBITRATION
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1.       All disputes and differences between the Cedent and the Reinsurer shall be decided by arbitration, regardless of the insolvency of either party, unless the liquidator is specifically exempted from an arbitration proceeding by applicable law.

2. Either party may initiate arbitration by providing written notification to the other party that sets forth (a) a brief statement of the issue(s); (b) the failure of the parties to reach agreement; and (c) the date of the demand for arbitration.

3. The arbitration panel shall consist of three arbitrators who must be impartial and each of whom must, at that time, either be accredited as an arbitrator by ARIAS-US or be an active or former officer of a life insurance or reinsurance company other than the parties or their affiliates.

4. Each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, the arbitrator shall appoint an arbitrator on its behalf. Within thirty (30) days of the appointment of the second arbitrator the two (2) arbitrators shall select the third arbitrator, who must also be, at that time, accredited by ARIAS-US as an umpire. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, the Umpire Selection Procedures of ARIAS-US, as in force at that time, shall be used to select the third arbitrator.

5. The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider equitable principles as well as industry custom and practice regarding the applicable insurance and reinsurance business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

6. The arbitrators shall determine all arbitration schedules and procedural rules and may, in their discretion, use applicable ARIAS-US forms and procedures. Organizational and other meetings shall be held in New York, NY, USA, unless the arbitrators shall otherwise provide. The arbitrators shall decide all matters by majority vote.

7. The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, in their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. Judgment may be entered upon the final decisions of the arbitrators in any court of competent jurisdiction. The arbitrators may not award any exemplary or punitive damages.

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8.       Unless the arbitrators shall provide otherwise, each party shall be responsible for (a) all fees and expenses charged by its respective counsel, accountants, actuaries and other representatives in connection with the arbitration and (b) one-half of the expenses of the arbitration, including the fees of the arbitrators.

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ARTICLE XIII.     INSOLVENCY
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1.       INSOLVENCY. In the event of the insolvency of the Cedent, the reinsurance provided hereunder shall be payable by the Reinsurer directly to the Cedent or to its liquidator without diminution by reason of the inability of the Cedent to pay any or a portion of any claims.

2. NOTICE TO REINSUREr. In any such event, the liquidator shall give the Reinsurer written notice of the pendency of each claim against the Cedent on a Policy within a reasonable time after each such claim is filed in the insolvency, liquidation or rehabilitation proceeding.

3. CLAIM DEFENSES. During the pendency of any such claim, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding in which such claim is to be adjudicated any defense or defenses that the Reinsurer may reasonably deem available to the Cedent or its liquidator. The expenses incurred in connection therewith by the Reinsurer shall be chargeable, subject to court approval, against the Cedent as part of the expenses of such insolvency, liquidation or rehabilitation to the extent of any benefit that accrues to the Cedent solely as a result of the defense or defenses undertaken by the Reinsurer.

4. NO ENLARGEMENT OF OBLIGATIONS. The provisions of this Article shall neither change the relationship or status of the parties or enlarge the obligations established under this agreement between the Cedent and the Reinsurer, except as specifically provided, nor create any additional obligations or establish any further rights against either the Cedent or the Reinsurer in favor of any other persons not parties to this Agreement.

5. RECAPTURE RIGHT. The Cedent may, in its discretion recapture all reinsurance ceded with respect to the Reinsurer at any time during which the Reinsurer may be in insolvency proceedings pending in the courts of the State of New York, USA, subject to the payment of a Terminal Accounting and Settlement, and any Supplemental Settlements that may be necessary or appropriate, as described in Article IX, Paragraphs (3) and (4).

ARTICLE XIV.      GENERAL PROVISIONS
--------------------------------------------------------------------------------

1. POLICY ADMINISTRATION. The Cedent shall administer the Policies and shall perform all accounting for such Policies. Claim settlements made by the Cedent in good faith, including compromises, shall be unconditionally binding on the Reinsurer.

2. AUDIT. Upon reasonable advance notice, the Reinsurer may, at a reasonable location or locations to be designated by the Cedent, audit any and all books, records, statements, correspondence, reports and other documentation that relate to the Policies. The Cedent shall provide a reasonable workspace during normal business hours for such audit and shall cooperate with and disclose and produce any and all documentation reasonably requested by the auditors. The Reinsurer shall keep all information disclosed or produced for audit, including all audit reports and analyses, confidential as provided herein.

3. "Annual Statement" means the Annual Statement prepared in accordance with the rules of the National Association of Insurance Commissioners and filed with the [state of domicile of the Cedent] Insurance Department. If the Annual Statement blank is changed or modified, such that any item described herein does not appear on the pages, exhibits, columns and lines referred to herein, or if it should be eliminated or combined with other amounts or if the basis set out in the Annual Statement blank for calculation of any item herein should be modified so that the calculation is not consistent with the calculation of the such item described herein, then such item shall be determined in accordance with a method proposed by the Ceding Company with the consent of the Reinsurer, which consent shall not be unreasonably withheld.

4. ERRORS AND OMISSIONS. Any inadvertent errors or omissions on the part of one party occurring in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability to the first party that would have otherwise attached had such error or omission not occurred, provided that such error or omission is rectified as soon as practicable after discovery.

5. INDEMNIFICATION AND LIMITATION OF LIABILITY. The Cedent and the Reinsurer shall indemnify and hold the other, its affiliates, directors, officers, employees and all other persons and entities acting on behalf of or under the control of any of them harmless from and against any and all claims, including reasonable legal expenses, that result from any negligent, dishonest, malicious, fraudulent or criminal act or omission or arising out of or related to any incorrect representation, warranty or obligation of this Agreement or any failure or breach of this Agreement by the indemnifying party, its directors, officers, employees, other representatives or any other person or entity acting on behalf of or under the control of any of them. In no event shall any party to this Agreement be liable to any other party for punitive, indirect or consequential damages arising under this Agreement for any cause whatsoever, whether or not such party has been advised or could have foreseen the possibility of such damages.

6. AMENDMENT AND NON WAIVER. This Agreement may be amended only by written agreement of the parties. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties. No waiver by either party of any default by the other party shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

7. SEVERABILITY. In the event that any provision or term of this Agreement shall be held by any court to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if provisions are held invalid, illegal or unenforceable, the parties shall attempt in good faith to renegotiate the Agreement to carry out its original intent.

8. SURVIVAL. All of the provisions of this Agreement, to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights hereunder, shall survive the termination of this Agreement.

9. CHOICE OF LAW, FORUM AND CONSENT TO SERVICE. This Agreement is subject to and is to be interpreted in accordance with the laws of the State of [state of domicile of the Cedent] without regard to the [state] choice of law rules. While the parties contemplate that all disputes shall be decided through arbitration as provided herein, in the event of any legal proceedings, the parties shall submit to the exclusive jurisdiction of courts of the State of [] and the United States of America and shall abide by the final decision of such courts. The Reinsurer hereby designates the Superintendent of Insurance of the State of [] as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Cedent arising out of the Agreement. Process accepted by the Superintendent on behalf of the Reinsurer shall be forwarded to the Reinsurer at the address specified in this Agreement.

10. SETTLEMENTS. All reinsurance settlements shall be effected through offsetting balances, electronic funds transfers or as the parties may otherwise agree in order to carry out the purposes of this agreement.

11.      NOTICES.

         (a) Written notices to the Cedent under this Agreement shall be effective when delivered to the Cedent at the following address:

                  Brian Kroll, Vice President
                  MetLife Investors USA Insurance Company
                  22 Corporate Plaza
                  Newport Beach, CA 92660

                  or such other address as the Cedent may designate in writing as to its own address; provided, however, that any notice of change of address shall be effective only upon receipt.

         (b) Written notices to the Reinsurer under this Agreement shall be effective when delivered to the Reinsurer at the following address:

                  Rodney J. Chandler, Second Vice President and Actuary Metropolitan Life Insurance Company
                  501 Boylston Street
                  Boston, MA 02116

                  or such other address as the Reinsurer may designate in writing as to its own address, provided, however, that any notice of change of address shall be effective only upon receipt.

12. CONFIDENTIALITY. All records and information obtained from or on behalf of the Cedent, including legally protected consumer privacy information, are confidential and shall not be disclosed by the Reinsurer; provided, however, that this obligation of confidentiality shall not apply (a) if and to the extent that disclosure by the Reinsurer is required by applicable law or any court, government agency or regulatory authority or by subpoena or discovery request in pending litigation; (b) if the information is or becomes available from public information (other than as a result of prior unauthorized disclosure by the Reinsurer); (c) if the information is or was received from a third party not known by the Reinsurer to be under a confidentiality obligation with regard to such information; or (d) if the information was in the possession of the Reinsurer (having been received on a non-confidential basis) other than by reason of the reinsurance provided pursuant to this Agreement. In the event that the Reinsurer becomes legally compelled to disclose any secret or confidential information, the Reinsurer shall give prompt written notice of that fact to the Cedent so that the Cedent may seek an appropriate remedy to prevent such disclosure.

13. AGENTS, INTERMEDIARIES AND REPRESENTATIVES. All negotiations relative to this Agreement and the transactions contemplated hereby, including all communications and payments, have been and shall be carried out by the Cedent and the Reinsurer and designated agents thereof directly and without the intervention of any person in such manner as to give rise to any valid claim by any other person against the Cedent for a finder's fee, brokerage, commission or similar payment. Any communication or payment delivered by the Cedent to a designated agent, intermediary or representative of the Reinsurer shall be deemed delivered to the Reinsurer and no delivery of a communication or payment by the Reinsurer to its agent, intermediary or representative shall be deemed delivered to the Cedent until actual receipt by the Cedent.

14. INDEPENDENT CONTRACTOR. The parties shall be deemed to be independent contractors, each with full control over its respective business affairs and operations. The Agreement shall not be construed as a partnership or joint venture and neither party hereto shall be liable for any obligations incurred by the other party except as expressly provided herein.

15. SCHEDULES AND CAPTIONS. Schedules attached hereto are made a part of this Agreement. Captions are provided for reference only and are not made a part of this agreement.

16. RULES OF CONSTRUCTION. Each party acknowledges that, in the negotiation and drafting of this Agreement, it has been represented by and has relied upon the advice of counsel of its choice; that its counsel has had a substantial role in the drafting and negotiation of this Agreement; and, therefore, that the rule of construction that any ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement.

17. COUNTERPARTS. This Agreement may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument as to the respective signatories.

18. ENTIRE AGREEMENT. This Agreement, including the Schedules attached hereto, supersede all prior discussions and agreements between the Cedent and the Reinsurer and constitute their sole and entire agreement with respect to the Policies and there are no understandings between the parties other than as expressed in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

METLIFE INVESTORS USA INSURANCE COMPANY

 By: _____________________________

 Title: ____________________________

METROPOLITAN LIFE INSURANCE COMPANY:

  By: _____________________________

 Title: _____________________________

SCHEDULE A        POLICIES AND RISKS REINSURED
--------------------------------------------------------------------------------

1. POLICIES AND RISKS REINSURED. The Policies and risks reinsured under this Agreement are the Cedent's net liability on the policies of all plans of variable annuities listed in Paragraph 2 below, including associated riders, that are in force as of the date of this Agreement or included in future endorsements. "Net liability" means the Cedent's net retained liability on all Policies. Certain policy exchanges for substantially similar policies undertaken by the Cedent for the sole purpose of administrative simplicity shall be considered endorsements rather than replacements and the resulting policies shall continue to be covered by this Agreement.

2. TYPES OF POLICIES. The following plans of variable annuities are included:

         (a)      Class A (Front End Load, A-Share, Edward Jones Only);

         (b)      Class VA (7-Yr Back-Loaded):

                  (i)      Option A;

                  (ii)     Option B; and

                  (iii)    Option C;

         (c)      Class B (7-Yr Back-Loaded; Edward Jones);

         (d)      Class AA (7-Yr Back Loaded; AG Edwards):

                  (i)      Option A; and

                  (ii)     Option B;

         (e)      Series VA (7-Yrd Back-Loaded; Financial Planners):

                  (i)      Option A;

                  (ii)     Option B; and

                  (iii)    Option C;

         (f)      Class XC (Bonus; Wirehouses):

                  (i)      Option A; and

                  (ii)     Option B;

         (g)      Series XC (Bonus, Financial Planners):

                  (i)      Option A; and

                  (ii)     Option B;

         (h)      Class C/Series C (Level Load, C-Share); and

         (i)      Class L/Series L (3-Yr Back-Loaded, L-Share):

                  (i)      Option A; and

                  (ii)     Option B.

3. QUOTA SHARE. The quota share ceded under this Agreement is ninety percent (90%) of the liabilities of the Policies and risks reinsured under this Agreement.

SCHEDULE B        EXISTING REINSURANCE
--------------------------------------------------------------------------------

Coinsurance agreement with Exeter Reassurance Company, Ltd. on GMDB, EPB and GMIB riders.

SCHEDULE C        RESERVES
--------------------------------------------------------------------------------

1. STATUTORY RESERVE. The term "Statutory Reserve", as used in this Agreement with respect to the Policies, means (a) - (ii) where:

         (a) is the sum of the following items that pertain to reinsurance liabilities hereunder:

                  (i)      Aggregate reserve as shown on the Annual Statement;
                           and

                  (ii)     Premiums paid in advance as shown on the Annual
                           Statement.

         (b) is the net deferred and uncollected premiums as shown on the Annual Statement.

2. ACCOUNT VALUE. The "Account Value" is the sum of the policyholders' interests in the Cedent's separate accounts, as defined in the Policies, before reductions for surrender charges.

3. MODIFIED COINSURANCE RESERVE. The "Modified Coinsurance Reserve" equals the Reinsurer's quota share of the greater between the Statutory Reserve and the Account Value.

4. ANNUITY RESERVE. The "Annuity Reserve" associated with a Policy equals the surrender value.

SCHEDULE D        MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT
--------------------------------------------------------------------------------

1. MODIFIED COINSURANCE RESERVE INVESTMENT EARNED RATE. The Modified Coinsurance Reserve Investment Rate for any Accounting Period shall be equal to (a) / [(b)-.5x(a)], where:

         (a) equals the net investment income after investment income withholding taxes, if any, and realized and unrealized capital gains and losses calculated by the Cedent during the current Accounting Period with respect to the Asset Portfolio, described in Schedule E; and

         (b) equals the average of the statutory values of the assets in the Asset Portfolio as of the beginning and the end of the Accounting Period. For purposes of this section, the statutory value of the assets in the Asset Portfolio includes accrued investment income.

2. MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT. The Modified Coinsurance Reserve Investment Credit for any Accounting Period shall be equal to the Modified Coinsurance Reserve Investment Rate determined according to Paragraph 1 times the Modified Coinsurance Reserve as of the beginning of the accounting period.

3. Item 1(a) of the Modified Coinsurance Reserve Investment Earned Rate formula, described above, shall not be adjusted for income taxes or changes in any provision for income taxes.

SCHEDULE E        ASSET PORTFOLIO
--------------------------------------------------------------------------------

1. ASSET PORTFOLIO. The Asset Portfolio is composed of the assets in the Cedent's general account and separate accounts supporting the policies described in Schedule A.

2. The Cedent shall retain, control and own all assets held in the Asset Portfolio. Throughout the duration of this Agreement, the Asset Portfolio shall continue to be managed in accordance with the laws and regulations of the Cedent's domiciliary jurisdiction and the guidelines promulgated by the Cedent's Board of Directors.

SCHEDULE F
--------------------------------------------------------------------------------


SCHEDULE G        MONTHLY REPORT FORMAT
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                    Annual
                                                                   Statement                   Reinsurer's
             SAMPLE MONTHLY STATEMENT OF ACTIVITY                  Reference        100%       Quota Share
------------------------------------------------------------------------------------------------------------
Quota Share                                                                                           0.00%
------------------------------------------------------------------------------------------------------------
1. Reinsurance premiums
------------------------------------------------------------------------------------------------------------
         a. Direct Premium
------------------------------------------------------------------------------------------------------------
         b. Premiums due under Other Reinsurance
------------------------------------------------------------------------------------------------------------
         c. Total reinsurance premium = a - b
------------------------------------------------------------------------------------------------------------
2. Benefit payments
------------------------------------------------------------------------------------------------------------
         a. Death benefits and rider claims
------------------------------------------------------------------------------------------------------------
         b. Maturity values
------------------------------------------------------------------------------------------------------------
         c. Disability Benefits
------------------------------------------------------------------------------------------------------------
         d. Surrender values
------------------------------------------------------------------------------------------------------------
         e. Annuity values
------------------------------------------------------------------------------------------------------------
         f. Cash surrender values transferred
------------------------------------------------------------------------------------------------------------
         g. Interest on policy and contract funds
------------------------------------------------------------------------------------------------------------
         h. Total benefit payments = a + b + c + d + e + f + g
------------------------------------------------------------------------------------------------------------
3. Allowances
------------------------------------------------------------------------------------------------------------
         a. Ceding Allowance
------------------------------------------------------------------------------------------------------------
         b. Commission Allowance
------------------------------------------------------------------------------------------------------------
         c. Premium Tax Allowance
------------------------------------------------------------------------------------------------------------
         d. Maintenance Expense Allowance
------------------------------------------------------------------------------------------------------------
         e. Total commissions and allowances = a + b + c + d
------------------------------------------------------------------------------------------------------------
4. Modco adjustment
------------------------------------------------------------------------------------------------------------
         a. Modco reserve at the end of the current accounting period
------------------------------------------------------------------------------------------------------------
         b. Modco reserve at the end of the prior accounting period
------------------------------------------------------------------------------------------------------------
         c. Modco investment credit = (line 4 from Modco Investment Credit worksheet) x 4b above
------------------------------------------------------------------------------------------------------------
         d. Modco adjustment = a - b - c
------------------------------------------------------------------------------------------------------------
5. Experience Refund = .95 x (1c - 2h - 3e - 4d - 6a x (1 + 6b)), not less than zero
------------------------------------------------------------------------------------------------------------
6. Recapture Charge
------------------------------------------------------------------------------------------------------------
         a. Recapture Charge end of prior accounting period
------------------------------------------------------------------------------------------------------------
         b. Applicable interest rate
------------------------------------------------------------------------------------------------------------
         c. Recapture Charge end of current accounting period = a x (1 + b) - 1c
         + 2h + 3e + 4d, not less than zero
------------------------------------------------------------------------------------------------------------
7. Monthly cash settlement = 1c - 2h - 3e - 4d - 5
------------------------------------------------------------------------------------------------------------
8. Statutory Reserve and Liability net of deferred and uncollected premiums end of current accounting period
------------------------------------------------------------------------------------------------------------
         a. Reserve for life policies and contracts
------------------------------------------------------------------------------------------------------------
         b. Premiums paid in advance
------------------------------------------------------------------------------------------------------------
         c. Deferred and uncollected premium
------------------------------------------------------------------------------------------------------------
         d. Statutory Reserve EOP = a + b - c
------------------------------------------------------------------------------------------------------------
9. Statutory Reserve and Liability net of deferred and uncollected premiums end of prior accounting period
------------------------------------------------------------------------------------------------------------
         a. Reserve for life policies and contracts


------------------------------------------------------------------------------------------------------------
         b. Premiums paid in advance
------------------------------------------------------------------------------------------------------------
         c. Deferred and uncollected premium
------------------------------------------------------------------------------------------------------------
         d. Statutory Reserve BOP = a + b - c
------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
              SAMPLE MONTHLY CALCULATION OF MODCO INVESTMENT CREDIT                   Annual         Total
                                                                                    Statement
                                                                                    Reference
----------------------------------------------------------------------------------------------------------------
1. Assets end of accounting period
----------------------------------------------------------------------------------------------------------------
         a. Subtotal invested assets
----------------------------------------------------------------------------------------------------------------
         b. Investment income due and accrued
----------------------------------------------------------------------------------------------------------------
         c. Assets end of period = a + b
----------------------------------------------------------------------------------------------------------------
2. Assets end of prior accounting period
----------------------------------------------------------------------------------------------------------------
         a. Subtotal invested assets
----------------------------------------------------------------------------------------------------------------
         b. Investment income due and accrued
----------------------------------------------------------------------------------------------------------------
         c. Assets end of prior accounting period = a + b
----------------------------------------------------------------------------------------------------------------
3. Investment income
----------------------------------------------------------------------------------------------------------------
         a. Net investment income
----------------------------------------------------------------------------------------------------------------
         b. Realized capital gains before tax
----------------------------------------------------------------------------------------------------------------
         c. Unrealized capital gains
----------------------------------------------------------------------------------------------------------------
         d. Investment income = a + b + c
----------------------------------------------------------------------------------------------------------------
4. Modco investment earned rate = 3d / (.5 x (1c + 2c - 3d))                                              0.00%
----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
        SAMPLE MONTHLY REPORT - INVESTED ASSETS END OF ACCOUNTING PERIOD               Annual          Total
                                                                                     Statement
                                                                                     Reference
-----------------------------------------------------------------------------------------------------------------
         Bonds
-----------------------------------------------------------------------------------------------------------------
         Preferred stock
-----------------------------------------------------------------------------------------------------------------
         Common stock
-----------------------------------------------------------------------------------------------------------------
         Mortgage loans - First liens
-----------------------------------------------------------------------------------------------------------------
         Mortgage loans - Other than first liens
-----------------------------------------------------------------------------------------------------------------
         Properties occupied by the company
-----------------------------------------------------------------------------------------------------------------
         Properties acquired in satisfaction of debt
-----------------------------------------------------------------------------------------------------------------
         Investment real estate
-----------------------------------------------------------------------------------------------------------------
         Policy loans
-----------------------------------------------------------------------------------------------------------------
         Premium notes
-----------------------------------------------------------------------------------------------------------------
         Cash and short term investments
-----------------------------------------------------------------------------------------------------------------
         Other invested assets
-----------------------------------------------------------------------------------------------------------------
         Receivable for securities
-----------------------------------------------------------------------------------------------------------------
         Aggregate write-in
-----------------------------------------------------------------------------------------------------------------
TOTAL INVESTED ASSETS
-----------------------------------------------------------------------------------------------------------------
     SAMPLE MONTHLY REPORT - INVESTED ASSETS END OF PRIOR ACCOUNTING PERIOD            Annual          Total
                                                                                     Statement
                                                                                     Reference
-----------------------------------------------------------------------------------------------------------------
         Bonds
-----------------------------------------------------------------------------------------------------------------
         Preferred stock
-----------------------------------------------------------------------------------------------------------------
         Common stock
-----------------------------------------------------------------------------------------------------------------
         Mortgage loans - First liens
-----------------------------------------------------------------------------------------------------------------
         Mortgage loans - Other than first liens
-----------------------------------------------------------------------------------------------------------------
         Properties occupied by the company
-----------------------------------------------------------------------------------------------------------------
         Properties acquired in satisfaction of debt
-----------------------------------------------------------------------------------------------------------------
         Investment real estate
-----------------------------------------------------------------------------------------------------------------
         Policy loans
-----------------------------------------------------------------------------------------------------------------
         Premium notes
-----------------------------------------------------------------------------------------------------------------
         Cash and short term investments
-----------------------------------------------------------------------------------------------------------------
         Other invested assets
-----------------------------------------------------------------------------------------------------------------
         Receivable for securities
-----------------------------------------------------------------------------------------------------------------
         Aggregate write-in
-----------------------------------------------------------------------------------------------------------------
TOTAL INVESTED ASSETS
-----------------------------------------------------------------------------------------------------------------